Exhibit 99.1

ReWalk Robotics to Acquire AlterG; Acquisition Builds Commercial Scale and
Accelerates Path to Profitability

Combined Company Expands Patient and Clinician Access to Innovative
Rehabilitation Technologies for Home and Clinic Use

Transaction Projected to Increase Revenue Growth and Improve Operating
Margin, While Reducing Cash Burn Rate

MARLBOROUGH, MA, BERLIN, Germany, and YOKNEAM ILLIT, Israel (August 8, 2023) – ReWalk Robotics Ltd.  (Nasdaq: RWLK) (“ReWalk”), a leading provider of innovative technologies that enable mobility and wellness in rehabilitation and daily life for individuals with neurological conditions, today announced the execution of a definitive agreement to acquire AlterG, Inc. (“AlterG”), a leading innovator and provider of Anti-Gravity systems for use in physical and neurological rehabilitation. This transaction adds AlterG’s current and future product lines to ReWalk’s existing portfolio of neurorehabilitation products and is expected to substantially expand its customer-facing capabilities and advance future growth opportunities.

AlterG is a leader in transformative technology that empowers people to recover mobility, improve wellness, and enhance physical performance. AlterG develops, manufactures, and markets Anti-Gravity systems, which use patented, NASA-derived Differential Air Pressure technology to reduce the effects of gravity and allow people to move in new ways with finely calibrated support and reduced pain. AlterG systems can be found in more than 4,000 facilities around the world and have helped millions to safely and consistently reach their goals and achieve better mobility outcomes.

“This transaction is truly transformative for ReWalk and is a milestone in our long-term strategy for growth from both our existing portfolio of products and from synergistic acquisitions,” said Larry Jasinski, Chief Executive Officer (“CEO”) of ReWalk. “We believe this transaction will leverage our combined market presence from both businesses and, by creating sales and support efficiencies across all product lines, accelerate our path to profitability. Through this transaction, we believe we will create a formidable commercial infrastructure to support multiple additional products across the continuum of care from the clinic to the home.”

“AlterG and ReWalk share a common vision of combining synergistic industry-leading products into a world-class portfolio which leverages our collective strengths,” added Charles Remsberg, CEO of AlterG. “This transaction instantly creates the scale to fund next-generation enhancements to our existing products and to pursue other innovative and commercial rehabilitation technologies that further strengthen our relationships with our customers as a key resource for innovative solutions in neurological and physical rehabilitation.” Following the transaction, Mr. Remsberg will join the executive team at ReWalk in the role of Chief Sales Officer.

ReWalk will pay a cash purchase price of approximately $19 million at closing, which is anticipated to occur on August 11, 2023. Closing of the transaction is subject to the satisfaction of customary closing conditions by the parties. Additional cash earnouts may be paid based upon a percentage of AlterG’s year-over-year future revenue growth over the next two years. With this acquisition of AlterG, ReWalk seeks to strengthen its long-term financial position and path to profitability.  AlterG generated revenue of $20 million in fiscal year 2022 with positive operating profit.

Piper Sandler served as exclusive buy-side financial adviser to ReWalk.  Goodwin Procter LLP acted as legal counsel to ReWalk. Wilson Sonsini Goodrich & Rosati P.C. served as legal counsel to AlterG.

Larry Jasinski, Chief Executive Officer, and Michael Lawless, Chief Financial Officer will host an investor webcast and virtual presentation on August 9 at 8:30 a.m. EDT to discuss the potential impact of the acquisition. They will be joined on the call by Charles Remsberg, CEO of AlterG.

Webcast Details

ReWalk management will host a conference call and virtual presentation to discuss this transaction:

Date		Wednesday, August 9, 2023
Time		8:30 AM EDT
Telephone	U.S:	1-877-550-1707
	International:	1-848-488-9020
Access code		Please reference the “ReWalk / AlterG Acquisition Call”
Webcast (to view presentation)		https://viavid.webcasts.com/starthere.jsp?ei=1626641&tp_key=e4b6bd3298https://viavid.webcasts.com/starthere.jsp?ei=1626641&tp_key=e4b6bd3298

The archived webcast will be available via the ‘Investors’ section’ on the ReWalk website at https://ir.rewalk.com

About ReWalk Robotics Ltd.
ReWalk Robotics Ltd. is a medical device company that designs, develops, and commercializes innovative technologies that enable mobility and wellness in rehabilitation and daily life for individuals with neurological conditions.  ReWalk’s mission is to fundamentally change the quality of life for these individuals through the creation and development of market leading technologies. Founded in 2001, ReWalk has operations in the United States, Israel, and Germany. For more information on the ReWalk systems, please visit rewalk.com.

ReWalk® and ReStore® are registered trademarks of ReWalk Robotics Ltd. in the United States and other jurisdictions.

About AlterG, Inc.
Founded in 2005, AlterG® uses unique gravity-defying technology, originally developed for NASA, to redefine physical rehabilitation and training. AlterG’s Anti-Gravity systems augment physical deficits and increase mobility to improve orthopedic rehabilitation, the management of neurological and chronic conditions, and athletic performance.

Alter G® is a registered trademark of AlterG, Inc. in the United States and other jurisdictions.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control, including, among other things, risks and uncertainties related to: the ability of the parties to consummate the acquisition of AlterG and the transactions contemplated by the merger agreement in a timely manner or at all, including the ability of the parties to satisfy the closing conditions set forth in the merger agreement executed by and among AlterG and ReWalk, and the other parties thereto; ReWalk’s ability to realize the anticipated benefits of the proposed acquisition of AlterG, including the possibility that the expected benefits of the acquisition will not be realized within the expected time period or at all; potential delays in consummating the acquisition; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the effect of the announcement of the transaction on the ability of ReWalk or AlterG to retain customers and key personnel and to maintain relationships with suppliers, distributors and other key business relations; and potential litigation in connection with the proposed acquisition. Other important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements are more fully discussed in ReWalk’s periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described under the heading "Risk Factors" in ReWalk's annual report on Form 10-K and 10-K/A for the year ended December 31, 2022 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ReWalk Media Relations:
John Tomlin
E: media@rewalk.com

ReWalk Investor Contact:
Michael Lawless
Chief Financial Officer
ReWalk Robotics Ltd
E: investorrelations@rewalk.com